SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           Date of Report May 27, 1999


                          UNIVERSAL MONEY CENTERS, INC.
           (Exact name of registrants as specified in their charters)


         Missouri             1-8460         43-1242819
         --------             ------         ----------
     (State or other        (Commission    (I.R.S. Employer
       jurisdiction            File         Identification
   of incorporation or        Number)          Number)
      organization)


                                6800 Squibb Road
                          Shawnee Mission, Kansas 66202
               (Address of principal executive offices)(zip code)
       Telephone number of registrants, including area code: 713-844-9500

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Item 5.  Other Events

     Dave A. Windhorst, the President of Universal Money Center, Inc. (the "Company") has resigned as an officer and employee of the Company and as an officer and employee of the Company's subsidiaries. On June 3, 1999, the Company appointed John S. Settles to serve as the acting President of the Company until the Company has had the opportunity to locate a permanent replacement for Mr. Windhorst. Mr. Settles was the President of the Company from April 1989 through late 1990 and is a principal shareholder of Universal Funding Corporation. See Proxy Statement dated June 7, 1999, "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS--Universal Funding Corporation." Since 1998, Mr. Settles has served as Vice President Business Development of DataLink Systems Corporation located in San Jose, California. From 1996 to 1998, Mr. Settles served as Service Delivery Manager for Science Applications Int'l Corp. (SAIC Intesa affiliate) located in Caracas, Venezuela. From 1994 to 1996, Mr. Settles served as the Vice President, Systems and Client Services Group of Information Network Corp. located in Phoenix, Arizona.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               UNIVERSAL MONEY CENTERS, INC.



                               /s/ David S. Bonsal
                               ------------------------------------------------
                               David S. Bonsal
                               Chairman of the Board
                               and Chief Executive Officer




Date:   June 7, 1999